Exhibit 10.61

Execution Version
THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO ITEM 601(b)(10)(iv) WHEREBY CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED: [***]
AIRCRAFT SALE AND PURCHASE AGREEMENT

dated January 13, 2023

between
SPIRIT AIRLINES, INC.
as Seller
and
GRYPHON TRADING COMPANY, LLC
as Buyer
______________________________________________
Twenty-Nine (29) Used Airbus A319 Aircraft
______________________________________________

AIRCRAFT SALE AND PURCHASE AGREEMENT
This AIRCRAFT SALE AND PURCHASE AGREEMENT (the “Agreement”) is entered into this 13th day of January, 2023, by and between SPIRIT AIRLINES, INC., a Delaware corporation having a principal place of business at 2800 Executive Way, Miramar, Florida 33025 (hereinafter referred to as “Seller”) and GRYPHON TRADING COMPANY, LLC, a Delaware limited liability company having a principal place of business at 101 NE 3rd Ave., Suite 610, Ft. Lauderdale, Florida 33301 (hereinafter referred to as “Buyer”) (Seller and Buyer are each a “Party” and, collectively, the “Parties”).
RECITALS
WHEREAS, Seller owns twenty-nine (29) Airbus S.A.S. A319 Aircraft as defined below;
WHEREAS, Seller desires to sell to Buyer, and Buyer desires to buy from Seller, such Aircraft; and
WHEREAS, the Parties now desire to enter into a definitive agreement pursuant to which, in separate transactions for each Aircraft, Seller will sell to Buyer, and Buyer will purchase from Seller, such Aircraft.
NOW, THEREFOR, in consideration of the mutual promises and covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:
1.Definitions & Interpretation.
1.1.Definitions. The following capitalized terms used herein and not otherwise defined shall have the following respective meanings for all purposes of this Agreement.
“Actuators” has the meaning given to it in Section 5.5.
“Affiliate” means a Person or an entity that directly or indirectly controls, is controlled by, or is under common control with, another Person or entity, including, among the others, executive officers, directors, large stockholders, subsidiaries, parent entities and sister companies.
“Aircraft” means, either individually or any number of, one (1) Airframe and two (2) Engines, and all parts and components attached thereon or separately related thereto.
“Aircraft Acceptance Certificate” means an aircraft acceptance certificate substantially in the form provided in Exhibit D and executed by Buyer.
“Aircraft Records” means, for each Aircraft, the applicable Airframe Records and the Engine Records.
“Airframe” or “Airframes” means, either individually or any number of, the Airbus S.A.S. A319-100 airframes listed in Exhibit A, with all parts attached thereto and included thereon, together with its respective Airframe Records, but excluding the Spirit Branding and Equipment
“Airframe Price” means the purchase price for corresponding to each Airframe listed in Exhibit A.
“Airframe Records” means, for each Airframe, the applicable records and documentation listed in Exhibit B.
“Bill of Sale” means a warranty bill of sale substantially in the form of Exhibit E hereto.
“BSI” means the borescope inspection to be performed during the Engine Inspection prior to Delivery while at the Delivery Location, in accordance with Section 4.2.

“Business Day” means a day other than a Saturday or Sunday on which the banks in New York City, New York, USA are open for the transaction of business of the type required by this Agreement.
“Cape Town Agreements” means the Cape Town Convention, as supplemented by the Cape Town Aircraft Protocol (in each case, the English language version).
“Cape Town Aircraft Protocol” means The Protocol on International Interests in Mobile Equipment, concluded in Cape Town, South Africa, on November 16, 2001 (the English language version).
“Cape Town Convention” means The Convention on International Interests in Mobile Equipment, concluded in Cape Town, South Africa, on November 16, 2001 (the English language version).
“Civil Aviation Registry” means the registry of aircraft maintained by the FAA.
“Commitment Fee” has the meaning given to it in Section 3.1.
“Commitment Fee Return Event” has the meaning given to it in Section 3.1.
“Cycle” means one take-off and landing cycle for an Engine.
“Cycle Rate” means the amount determined by applying the formula [***].
“Deferred Delivery Date” has the meaning given to it in Section 5.4.
“Delivery” means, with respect to each Aircraft, delivery of the sale of such Aircraft pursuant to the terms of this Agreement.
“Delivery Condition” means the condition of each Aircraft and Engine at Delivery as provided in Section 5.1.
“Delivery Date” means, with respect to an Aircraft, the actual date on which Delivery occurs.
“Delivery Facility” has the meaning given to such term in Section 5.3.
“Delivery Location” has the meaning given to such term in Section 5.3.
“Dollars”, “$” and “US$” mean the lawful currency of the United States.
“EMM” means the selected part of the IAE Engine Maintenance Manual appearing in Exhibit H.
“Engine” means any one (1) IAE V2500-A5 aircraft engine listed in Exhibit A, together with its respective Engine Records and, as applicable, a Substitute Engine.
“Engine Ceiling Price” means [***].
“Engine Floor Price” means, for each Engine listed in Exhibit A, the corresponding amount referenced therein, and for a Substitute Engine, the amount agreed between Buyer and Seller pursuant to Section 5.5(c).
“Engine Inspection” means the inspection to be performed for an Engine prior to Delivery while located at the Delivery Location in accordance with Section 4.2.
“Engine Price” means the purchase price corresponding to each Engine listed in Exhibit A or, in respect of a Substitute Engine, such price as is agreed pursuant to Section 5.5(c).

“Engine Records” mean, for each Engine, the applicable records and documentation in respect of the Engines listed in Exhibit B.
“Equipment” means, collectively, the Airframes and Engines.
“FAA” means the United States Federal Aviation Administration.
“FAA Bill of Sale” means, with respect to an Aircraft (or, as applicable, an Airframe), an FAA Form AC 8050-2 aircraft bill of sale (or any successor form thereto established and accepted by the FAA).
“FAA Counsel” means the law firm of McAfee & Taft, a Professional Corporation, or such other Law firm as agreed between the Parties.
“FAA Registration Application” means, with respect to an Aircraft (or, as applicable, an Airframe), an FAA Form AC 8050-1 aircraft registration application document (or any successor form thereto established and accepted by the FAA) required to register the Aircraft for operation within the United States.
“Final Delivery Date” means December 31, 2025.
“Flight Hour” means each hour or fraction thereof, measured to two decimal places, elapsing from the moment the wheels of the airframe on which an Engine was installed leave the ground on take-off to the moment when the wheels of such airframe touch the ground on landing, as the same is measured by Seller.
“Government Entity” means the United States government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to any such government.
“Incident/Accident Clearance Statement” means, for each Aircraft, Airframe, or Engine, a letter substantially in the form of Exhibit F hereto.
“International Interests” has the meaning ascribed to the term “international interests” under the Cape Town Agreements.
“International Registry” has the meaning ascribed to the term “international registry” under the Cape Town Agreements.
“Law” means any (a) Law, statute, decree, constitution, regulation, order or directive of any Government Entity, (b) treaty, pact, compact or other agreement to which any Government Entity is a signatory or party, (c) judicial or administrative interpretation or application of any of the foregoing or (d) any binding judicial precedent having the force of Law in any Government Entity.
“Lien” means any lien, security interest, lease, mortgage, pledge, title retention or other charge or encumbrance or claim or right of others or agreement the effect of which is the creation of security, including, without limitation, rights of others under the Aircraft, Airframe, or Engine, or parts thereof, interchange, loan, or lease agreement.
“Maintenance Program” Seller’s FAA-approved maintenance program in respect of the Aircraft.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, company, firm, trust, organization, government, or any agency or political subdivision thereof or any other entity, whether or not having a separate legal personality.
“Purchase Price” has the meaning given to it in Section 3.2.

“Scheduled Delivery Date” means, for each Aircraft, the scheduled date agreed between the Parties in which Delivery occurs, and which is described in Exhibit A.
“Seller Parties” means Seller, its subsidiaries and parent organizations, and each of its and their directors, officers, shareholders, members, controlling Persons, agents, employees, subsidiaries, Affiliates, servants, successors, assigns and transferees of the foregoing parties (each, a “Seller Party”).
“Spirit Branding and Equipment” means, individually or collectively, the branding and parts listed in Exhibit C.
“Substitute Engine” has the meaning given to it in Section 5.5.
“Surviving Provisions” has the meaning given to it in Section 5.7(b).
“Total Loss” means, as applicable, the actual, constructive or arranged total loss of an Aircraft, Airframe, or Engine.
“Transaction Documents” means this Agreement and any ancillary agreements between the Parties relating hereto, and with respect to each Aircraft, the Bill of Sale, the Aircraft Acceptance Certificate, the FAA Bill of Sale and the FAA Registration Application.
“Unserviceable Engines” has the meaning given to it in Section 5.1.
1.2.Interpretation. All references in this Agreement to Exhibits, Annexes, Sections, paragraphs, subsections, clauses and other subdivisions refer to the corresponding Exhibits, Annexes, Sections, paragraphs, subsections, clauses and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Sections, paragraphs, subsections, or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder,” and “hereof,” and words of similar nature, refer to this Agreement as a whole and not to any particular Section, subsection, or other subdivision unless expressly so limited. The words “this Section,” and “this subsection,” and words of similar nature, refer only to the Section, or subsection hereof in which such words occur. The word “including” (in its various forms) means “including without limitation”. Pronouns in masculine, feminine, or neutral genders shall be construed to state and include any other gender, and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Exhibits and Appendices referred to herein are attached hereto. Except as otherwise provided in this Agreement, any reference herein to any Law shall be construed as referring to such Law as amended, modified, codified, or reenacted, in whole or in part, and in effect from time to time, and references to particular provisions of a Law include a reference to the corresponding provisions of any prior or succeeding Law, and any reference herein to a document includes that document as amended from time to time in accordance with its terms, and any document entered into in substitution or replacement therefor. Any reference to an amendment includes a supplement, novation, or re-enactment, and “amended” is to be construed accordingly. The word “extent” in the phrase “to the extent” means the degree to which a subject or other theory extends, and such phrase shall not simply mean “if”. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified, and Business Days refer to days that are Business Days in New York City, New York. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. Time shall be of the essence in this Agreement. Any reference to any federal, state, local, or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context shall otherwise require. Reference herein to “federal” shall be construed as referring to U.S. federal.
2.Agreements to Sell and Purchase the Aircraft.
2.1.Agreement to Buyer to Pay Consideration. With respect to each Aircraft, Seller agrees to sell and Buyer agrees to buy such Aircraft, in each case upon and subject to the terms and conditions of this Agreement. The aggregate consideration payable with respect to each Aircraft will be the Purchase Price; provided that, the payment of the applicable Purchase Price or any portion thereof shall be in accordance with the applicable provisions of this Agreement.
2.2.Agreement to Seller to Transfer Title. Upon payment of the Purchase Price in respect of an Aircraft, Seller shall, by execution and delivery of a Bill of Sale, sell to Buyer outright good and valid title in and to each Aircraft, free and clear of all Liens.
2.3.Agreement for Buyer to Accept the Aircraft. Concurrently with Seller’s delivery to Buyer of an executed Bill of Sale, Buyer shall accept delivery of the Aircraft, and Buyer shall execute and deliver an Aircraft Acceptance Certificate in respect of such Aircraft.
2.4.Assignment of Warranties. Seller hereby assigns to the Buyer, effective as of each Delivery Date, any and all existing assignable warranties and service life policies, or other rights, remedies or claims against manufacturers, suppliers, vendors and maintenance and overhaul agencies relating to the applicable Aircraft (in the case of rights, remedies or claims, only with respect to rights, remedies or claims arising, or based on events, occurrences and circumstances occurring, on or after the Delivery of the applicable Aircraft). Seller makes no representation or warranty as to the existence or assignability of any such warranties and rights.
3.Commitment Fee; Purchase Price and Adjustment; Payment Instruction.
3.1.Commitment Fee; Commitment Fee Return Event.
(a)Within three (3) Business Days of execution of this Agreement, Buyer shall pay to Seller in immediately available funds to Seller’s account set forth herein, the amount of [***] (the “Commitment Fee”). The Commitment Fee equals ten percent of the Purchase Price of all Aircraft, and the corresponding pro rata amount per Aircraft shall be credited against the Purchase Price payable by Buyer in respect of such Aircraft at Delivery. The Commitment Fee payment will be comingled with Seller’s general funds and is non-refundable except as set forth in Section 3.1(b).
(b)A Commitment Fee Return Event shall be deemed to have occurred:
(i)[***];
(ii)[***]; and/or
(iii)[***];
each, a “Commitment Fee Return Event”.
(c)Upon the occurrence of a Commitment Fee Return Event in respect of an Aircraft, Engine or Airframe, the pro rata amount of the Commitment Fee in respect of such Aircraft, Airframe or Engine shall be credited by Seller to Buyer’s payment of the Purchase Price for the next Aircraft, Airframe or Engine to be delivered to Buyer under this Agreement; provided that if the Commitment Fee Return Event is in respect of (i) the Total Loss of an Aircraft; or (ii) the final item of Equipment to be delivered under this Agreement, and provided further no default by Buyer under Section 7.2 of this Agreement is continuing, an amount equal to the pro rata portion of the Commitment Fee for the relevant Aircraft or item(s) of Equipment shall be paid by Seller to Buyer (without off-set or deduction), within three (3) Business Days from Buyer’s written demand to Seller for the same. In the event that any amount of the Commitment Fee has not been credited to Buyer by Seller after all Aircraft, Airframes and Engines have been delivered to Buyer hereunder as a result of: (x) any Airframe or Engine having suffered a Total Loss; or (y) any Aircraft not having been delivered to Buyer by the Final Delivery Date due to a Commitment Return Fee Event, provided no default by Buyer under Section 7.2 of this Agreement is continuing, an amount equal to any remaining portion of the Commitment Fee shall be paid by

Seller to Buyer (without off-set or deduction) within three (3) Business Days from Buyer’s written demand for the same.
3.2.Purchase Price; Adjustments to Purchase Price.
(a)For each Aircraft, the total consideration payable by Buyer to Seller at Delivery for each Aircraft shall be equal to the sum of [***], as such amounts may be adjusted pursuant to the terms of this Agreement (collectively, the “Purchase Price”). At Delivery, Buyer shall pay Seller the Purchase Price in respect of the Aircraft delivered [***] (such payable amount, the “Delivery Date Payment”). Notwithstanding the foregoing, in the event that any Aircraft is delivered to Buyer [***], the Purchase Price of such Aircraft shall be equal to the sum of [***]. Similarly, in the event that [***], Buyer shall pay Seller [***].
(b)Engine Price Adjustments Subject to Floor/Ceiling.
(i)Adjustment for Engine Utilization. At Delivery of each Engine, the Parties will multiply the difference (positive or negative) in actual utilization (for each of Flight Hours and Cycles) of such Engine at Delivery from the utilization corresponding to such Engine appearing in Exhibit A by the following amounts:
(A)[***]; and
(B)[***];
(the foregoing price adjustment, the “Utilization Adjustment”).
If the sum of the above amounts calculated under (A) and (B) yields a Utilization Adjustment in an amount exceeding [***] (the “Utilization Deviation”), then the Purchase Price for the Engine having a Utilization Deviation will be adjusted (increased or decreased) by the Utilization Adjustment amount.
(ii)Adjustment for Engine Out of Limits Condition. Following accomplishment of the BSI, should an Engine, other than an Unserviceable Engine, have a condition discrepancy that is in excess of the Engine manufacturer’s maintenance manual limits for an installed engine at the applicable thrust level (an “Out of Limits Condition”), Seller and Buyer shall negotiate in good faith, each acting reasonably, an adjustment to the Engine Price to account for the third-party cost to repair such discrepancy to a serviceable condition.
(iii)Adjustment for Engine Records. If Seller is unable or in its sole discretion elects not to address incomplete Engine Records discovered by Buyer during the Engine Inspection within the agreed time frame and such missing documentation has a material impact on the value of the affected Engine, then Seller and Buyer will, each acting reasonably and in good faith, agree to an equitable adjustment to the Engine Price to account for the material value impact of such incomplete documentation, taking into account the remaining residual value of the Engine in its then-current condition or, if agreed between Buyer and Seller, the Parties will nevertheless proceed to complete the sale and purchase of the Engine(s) and Buyer and Seller will document any such outstanding Engine Records discrepancy(ies) in the Aircraft Acceptance Certificate for the affected Engine(s) and the agreed resolution to the same to be accomplished following Delivery within a timeframe agreed between the Parties.
(iv)Adjustment for Engine Configuration. Should Buyer discover during the Engine Inspection that an Engine is not in a demountable configuration as defined in the EMM, then Seller shall, at its sole option, either (A) promptly supply any missing part(s) to Buyer or replacements therefor in a like for like condition, or (B) elect that Seller and Buyer negotiate in good faith, each acting reasonably, an adjustment to the Engine Price to compensate Buyer for such missing parts, such adjustment equaling the value of the missing part in its then-current condition at the time of removal (or good faith estimated time of removal if such removal is not documented).
(v)Adjustment for Engine Incident/Accident. If an Engine suffers an accident or incident for which an Incident/Accident Clearance Statement is not issued prior to Delivery and which the Parties, each acting reasonably and in good faith, agree materially diminishes the value of such Engine in the aftermarket in consideration of Buyer’s intended use and the then-current condition of such Engine, the Parties will negotiate in good faith an adjustment to the applicable Engine Price.
(vi)Adjustments Subject to Engine Floor/Ceiling Price. Notwithstanding any provisions of the foregoing clauses (i) through (v) to the contrary and subject to Section 3.2(c), in no event will the Engine Price be adjusted to an amount below the Engine Floor Price nor above the Engine Ceiling Price. Any adjustment balance remaining after application of any/all of the foregoing Engine Price adjustments will expire at Delivery of the item of Equipment to which they apply. Under no circumstances will any adjustment balance remaining after application of any/all of the foregoing Engine Price adjustments for an Engine be credited, applied or carried forward to the delivery and/or payment against any other item of Equipment.
(c)Engine Price Adjustments Not Subject to Engine Floor Price. If following accomplishment of the Engine Inspection an Engine is determined to be BER (but not a Total Loss) (a “BER Engine”), in lieu of applying the Engine Price adjustments pursuant to the foregoing clause (b), the Parties will work together in order to arrive at an alternative mutually acceptable solution (which may include a reduction to the Engine Price, which, notwithstanding any provision herein to the contrary, may be below the Engine Floor Price) that also accounts for the remaining residual value of the Engine and its piece parts in their then-current condition.
(d)No Right of Rejection - Engines. The Engine Price adjustments set forth in the foregoing clauses (b) and (c) are Buyer’s sole remedy with respect to any discrepant condition discovered during the Engine Inspection. Unless such Engine has suffered a Total Loss, in no event will Buyer have the right to reject any Engine, including a BER Engine, for Delivery and such right is hereby expressly waived.
(e)No Airframe Price Adjustment; No Right of Rejection – Airframes. In no event will the Airframe Price be adjusted for condition. Unless such Airframe has suffered a Total Loss, Buyer shall have no right to reject any Airframe for Delivery and such right is hereby expressly waived.
(f)Adjustment for Airframe Incident/Accident. If an Airframe suffers an accident or incident for which an Incident/Accident Clearance Statement is not issued prior to Delivery and which the Parties, each acting reasonably and in good faith, agree materially diminishes the value of such Airframe in the aftermarket in consideration of Buyer’s intended use and the then-current condition of such Airframe, the Parties will negotiate in good faith a commercially reasonable proportional adjustment to the applicable Airframe Price in respect of the value of the affected parts of the Airframe as compared to the Airframe Price as a whole; provided that in no event will the Airframe Price be reduced below market scrap value for the Airframe as reasonably determined by the Parties in conjunction with the Delivery Facility.
(g)Price Adjustment for Delay. If Delivery of an Aircraft is delayed in excess of [***] days after its Scheduled Delivery Date and the same has not been substituted by Seller by a replacement Aircraft to be delivered on the Scheduled Delivery Date of the delayed Aircraft, commencing at the [***] day following the Scheduled Delivery Date and prior to the application of the foregoing adjustments in clauses (b), (c) and (f) of this Section 3,2, the resultant Purchase Price of such delayed Aircraft shall be reduced by [***] per day to, but excluding, the Delivery Date.

3.3.Payment of Storage and Parking Fees. At Delivery of each Aircraft Buyer shall reimburse Seller for [***] of all parking and storage fees for each Aircraft from the date of their arrival at the Delivery Location until Delivery; provided that Buyer’s reimbursement obligation shall be limited to the period that is [***] prior to and [***] following the Scheduled Delivery Date (with Seller to pay [***] of the remainder except in respect of a delay due to circumstances beyond Seller’s control in which case such costs will continue to be shared equally), unless earlier arrival is at Buyer’s request or later Delivery is due to a breach by Buyer of its obligations under the Documentation (in which case Buyer pays [***] of the remainder).
3.4.Payment Instructions. Buyer’s payments due under this Agreement shall be made in Dollars in immediately available funds to the following account (or such other account as Seller may notify Buyer in writing):
Bank Name:    [***]
Account Number:    [***]
Account Name:    [***]
ACH Routing #    [***]
Wire Routing #    [***]
Address:    [***]
International Only:    [***]
with payment advice to: [***], attention [***]; ref: Aircraft MSN [*].
4.Inspection; Removal of Spirit Branding and Equipment.
4.1.Buyer’s Inspection of Airframes. Following arrival of the Aircraft at the Delivery Location, Buyer may, at its sole cost and expense, and with reasonable advance notice to Seller to allow for Seller to so witness, perform a visual inspection of the exterior and interior of each Airframe. Such inspection shall not include the opening of any Airframe storage bays or doors, and shall not include the testing of any Aircraft systems unless approved in advance by Seller in writing (such approval not to be unreasonably withheld).
4.2.Buyer’s Inspection of Engines. Following the arrival of the Aircraft, or the arrival of the relevant Engine (if uninstalled), Buyer may, at its sole cost and expense and with reasonable advance notice to Seller to allow for Seller to so witness, conduct (i) a general visual inventory of the Engine, (ii) a QEC inventory, (iii) verify that the Engine is in a demountable configuration per the IAE manual, and (iv) perform a full front-to-back video borescope inspection, including all hot and cold sections, of such Engine to be conducted in accordance with the manufacturer’s Aircraft Maintenance Manual (item (iv) being the “BSI”, and items (i) through (iv), collectively, the “Engine Inspection”). The Engine Price adjustment described in Section 3.2(b) and 3.2(c) is Buyer’s sole remedy with respect to any discrepant condition in any Engine discovered during the BSI and in no event will Buyer have the right to reject the Delivery of any such Engine on account of the foregoing.
4.3.Review of Aircraft Records. The Aircraft Records listed in Exhibit B shall be provided to Buyer for each Aircraft at Delivery, in all cases, in electronic records format (“Electronic Records”). Buyer’s inspection will be limited to confirming that the Aircraft Records are complete. Any discrepancies noted by Buyer must be reported to Seller in writing prior to Delivery. All available Aircraft Records will be provided for inspection to Buyer promptly following execution of this Agreement and on a continuing basis thereafter (as such Aircraft Records become available) and made available to Buyer in electronic format via Seller’s electronic records hosting service and sufficiently in advance of Delivery to allow Buyer adequate time to review such Aircraft Records. Buyer will be responsible at its cost for downloading Aircraft Records for permanent retention. Seller will not be obligated to perform corrective maintenance to address deficiencies or to obtain requested documentation for the purposes of supporting the residual or resale value of the Aircraft or Engines. Seller’s only obligation will be to ensure that Aircraft Records are complete as they relate to commercial aircraft operation pursuant to FAA FAR Part 121 regulations applicable to Seller. However, if Buyer determines during its inspection that Aircraft Records are missing and the same are required to be maintained by Seller under Seller’s Maintenance Program, then Seller will (i) produce, correct or replace any such missing documentation, or (ii) provide a replacement component, part or other item that addresses such incomplete documentation; provided that if the same cannot be accomplished by Seller by the Scheduled Delivery Date, the Parties will nevertheless proceed to complete the sale and purchase of the Aircraft and Buyer and Seller will document any such outstanding documents discrepancy(ies) in the Aircraft Acceptance Certificate for the affected item of Equipment and the agreed resolution to the same to be accomplished following Delivery within a timeframe agreed between the Parties. At Buyer’s request, Seller will deliver to Buyer with each Aircraft those Aircraft Records remaining in Seller’s possession that are in paper format as the same were maintained by Seller; provided that such paper Aircraft Records are supplementary to the Electronic Records only (and Buyer acknowledges such paper Aircraft Records may be incomplete) and (x) the Electronic Records provided by Seller are controlling in respect of Seller’s obligations regarding the delivery to Buyer of Aircraft Records under this Agreement, and (y) Seller will have no obligation to supplement, correct or otherwise address any discrepancies, if any, determined to exist in the paper Aircraft Records.
4.4.Discrepancy List. Discrepancies in respect of Engine Records will be addressed as provided in Section 3.2(b)(iii).
4.5.Removal of Spirit Branding and Equipment. All Spirit Branding and Equipment items listed in Exhibit C shall be removed from the Aircraft and are excluded from being part of the Aircraft at Delivery, whether or not such items are installed in the Aircraft or present at Delivery. At Seller’s option, as advised to Buyer prior to Delivery, (i) Seller shall remove all or part of the Spirit Branding and Equipment prior to Delivery, or (ii) Buyer shall remove all or any remaining Spirit Branding and Equipment items within seven (7) days following Delivery in accordance with industry, regulatory and manufacturer standards. If applicable, the Parties shall include the list of outstanding Spirit Branding and Equipment to be removed by Buyer on each Aircraft Acceptance Certificate. To the extent any of the Spirit Branding and Equipment items are removed by Buyer after Delivery, Seller will pay or reimburse Buyer for the reasonable and documented out-of-pocket cost (without markup) charged by the service provider at the Delivery Location that accomplishes the removals. Any interior Spirit Branding and Equipment removed by Buyer following Delivery shall be assembled, suitably packed and safely stored for return shipment to Seller at Seller’s cost. Buyer shall in no event market or sell any of the Spirit Branding and Equipment. Notwithstanding the foregoing, Seller may, upon delivery of written notice to Buyer, elect to abandon any item of Spirit Branding and Equipment, in which case title to the same shall, at Delivery of the Aircraft, transfer to Buyer at no cost or charge to either of Buyer or Seller.
5.Delivery of Aircraft.
5.1.Delivery Condition.
(a)Airframes. Each Airframe will be complete as defined in the Airbus delivery AIR (Aircraft Inspection Report) file (other than for Spirit Branded Equipment and Engines which may be removed from the Airframe and, with respect to Spirit Branded Equipment, retained by Seller prior to Delivery), but otherwise, subject to the further provisions of this Agreement, each Airframe will be delivered in “AS-IS, WHERE-IS” and “WITH ALL FAULTS” condition, as removed from Seller’s U.S. FAR Part 121 commercial passenger revenue service and after completion of the repositioning flight to the Delivery Location.
(b)Engines. Each Engine will be delivered in demountable configuration as defined in the EMM, and, except as otherwise expressly set forth in this Agreement, in “AS-IS, WHERE-IS” and “WITH ALL FAULTS” condition as removed from Seller’s U.S. FAR Part 121 commercial passenger revenue service. Seller may deliver any number of Engines in an unserviceable condition, which condition may include being BER. Buyer acknowledges Seller has listed [***] Engines in Exhibit A which are identified as of the date of this Agreement as “Run Out” or “Unserviceable”, to be delivered and accepted for delivery by Buyer in their current and run-out/unserviceable condition (the “Unserviceable Engines”).
5.2.Installed Status. For each Aircraft, the Engines may be delivered while uninstalled on an Airframe, provided that, unless an Engine has suffered a Total Loss, each Airframe is, in fact, delivered concurrently with two (2) Engines. For any Engines delivered uninstalled on an Airframe, Buyer will provide suitable engine stands prior to Delivery. Notwithstanding the foregoing and unless otherwise agreed, any Engine delivered to Buyer on Seller’s engine stand must be removed and the engine stand returned to Seller within [***] days of Delivery. Buyer shall pay Seller [***] per day for each day beyond such [***]-day period until the engine stand is returned to Seller at the Delivery Location in the same condition as when tendered by Seller at Delivery (normal wear and tear excluded). Engine stands provided by Seller for use by Buyer are agreed between the Parties to be excluded from the transaction and shall remain the property of Seller at all times. The redelivery of an engine stand by Buyer shall occur at Buyer’s sole cost and expense and Buyer shall bear the risk of loss or damage to the engine stand until the same is returned to Seller.
5.3.Delivery Location. The Delivery Location for each Aircraft shall be the facilities of [***], or such other location in the contiguous United States agreed between Seller and Buyer (the “Delivery Facility”) in consideration of favorable tax treatment for each of Seller and Buyer and where suitable storage and/or maintenance capabilities for the Aircraft are available (the “Delivery Location”). Seller shall arrange and pay for all relocation flights and associated flight permits to locate the Aircraft at the Delivery Location prior to Delivery. Payment of parking and storage fees shall be performed in accordance with Section 3.3. From and after the Delivery Date of an Aircraft or Engine, Buyer shall arrange and pay for all parking and storage fees for each Aircraft and Engines.
5.4.Delivery Date. The Scheduled Delivery Dates corresponding to each Airframe and Engine appear in Exhibit A, and the Delivery Date will occur after arrival of the Aircraft at the Delivery Location, Inspection, and satisfaction of waiver of all conditions precedent to Delivery. Upon a [***] day advance written notice to Buyer, Seller may defer Delivery by up to [***] days from the Scheduled Delivery Date for its operational convenience (such date being the “Deferred Delivery Date”).
5.5.Substitution.
(a)At any time prior to Delivery, Seller shall have the right in its sole discretion to substitute: (i) trimmable horizontal stabilizer actuators (“Actuators”) with other Actuators from Seller’s inventory or other aircraft in its fleet, and (ii) any Engine with an engine which may or may not be listed in Exhibit A.
(b)In the event that an Engine is substituted by an Engine listed in Exhibit A, the Engine Price for such substituted Engine will correspond to the Engine Price for such substitute Engine as listed in Exhibit A.
(c)In the event that an Engine is substituted by an engine not listed in Exhibit A, the Engine Price for such engine (the substitute engine being referred to herein as a “Substitute Engine”) will be agreed between Buyer and Seller, each acting reasonably and in good faith, taking into account the good faith estimated difference in commercial market value of the Substitute Engine as compared to the Engine being substituted. Any Substitute Engine will be [***] model engine.
(d)The substitution of Actuators by Seller will not cause any price adjustment to the Purchase Price of any Aircraft.
5.6.Registration of Aircraft at Delivery. Prior to Delivery of an Aircraft Buyer shall cause a completed and executed FAA Registration Application and such other documentation required for Buyer to register the Aircraft in the United States as owner to be prepositioned with FAA Counsel to be filed concurrently with the Bill of Sale and/or FAA Bill of Sale. Prior to Delivery of an Aircraft, Seller shall cause a completed and executed FAA Bill of Sale to be prepositioned with FAA Counsel.
5.7.Delivery.
(a)Upon satisfaction or waiver of the Seller Conditions Precedent and the Buyer Conditions Precedent for an Aircraft, Buyer shall pay the Purchase Price and deliver the Aircraft

Acceptance Certificate, and Seller shall execute and concurrently deliver to Buyer the Warranty Bill of Sale, whereupon title and risk of loss to the relevant Aircraft shall transfer to Buyer.
(b)For each Delivery, upon title transfer, neither Buyer nor Seller shall have any further obligation or liability to the other in respect of the applicable Aircraft, and the terms and conditions of the Agreement in respect of such Aircraft shall automatically terminate and have no force and effect except for with respect to this subsection, Section 11.3 (Non-Waiver), Section 11.6 (Governing Law and Jurisdiction), Section 11.10 (Transaction Costs), Section 11.12 (Confidentiality), Section 11.13 (Third-party Beneficiaries) and Section 11.14 (Limitation of Liability), and in each case of the foregoing any provisions of this Agreement required to give meaning to the aforementioned sections (the “Surviving Provisions”).
6.Conditions Precedent.
6.1.Seller’s Conditions Precedent to Sell. The obligation of Seller to transfer title of each Aircraft to Buyer on its Delivery Date is subject to satisfaction of the conditions precedent listed in this Section 6.1, on or prior to such Delivery Date (and in any event, prior to the Final Delivery Date) with respect to each Aircraft to be delivered at such Delivery. The following conditions precedent are for the sole benefit of Seller (collectively, the “Seller Conditions Precedent”) and may only be waived, in whole or in part, and with or without condition, by Seller:
(a)the representations and warranties of Buyer hereunder shall be true and accurate in all material respects as of the date of this Agreement and the Delivery Date with respect to each Aircraft (unless any such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate as of such specified date);
(b)no change shall have occurred after the date of execution of this Agreement in any applicable Law that makes it a violation of Law for Buyer or Seller to execute, deliver, and perform its obligations under the Agreement;
(c)in respect of Buyer, no action or proceeding shall have been instituted, nor shall any action be threatened in writing, before any Government Entity, nor shall any order, judgment, or decree have been issued or proposed to be issued by any Government Entity, to set aside, restrain, enjoin, or prevent the completion and consummation of the transactions contemplated hereby or thereby;
(d)all appropriate action required to have been taken by Buyer prior to the Delivery Date with respect to each Aircraft applicable to such Delivery by the FAA, or any governmental or political agency, subdivision or instrumentality of the United States, in connection with the transactions contemplated by this Agreement with respect to each such Aircraft shall have been taken, and all orders, permits, waivers, authorizations, exemptions, and approvals of such entities required to be in effect on the Delivery Date with respect to each Aircraft applicable to such Delivery in connection with the transactions contemplated by this Agreement with respect to such Aircraft shall have been issued; and
(e)for each Aircraft, Buyer shall have delivered, or cause to be delivered, to Seller (or its designee) or, if applicable, to FAA Counsel, the following with respect to each Aircraft applicable to such Delivery:
(i)duly executed counterpart signatures from Buyer of this Agreement;
(ii)payment of the Delivery Date Payment;
(iii)Buyer will have provided Seller with written evidence of appropriate action duly certifying that all of Buyer’s representations and warranties given in the Transaction Documents are true and correct as of the Delivery Date (unless any such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate as of such specified date) and authorizing the performance by Buyer of its obligations in respect of this Agreement and other Transaction Documents to which it is a party, together with an incumbency certificate as to the Person or Persons authorized to execute and deliver Transaction Documents (to which it is a party) on behalf of Buyer in connection therewith;
(iv)there has not been any bankruptcy case or bankruptcy proceeding commenced by or against Buyer;
(v)a certificate of insurance satisfactory to Seller evidencing the insurance required under this Agreement;
(vi)duly executed and complete copy from Buyer of a tax exemption certificate Form 5000AC from the State of Arizona or the state of any other Delivery Location agreed between the Parties;
(vii)duly executed copy from Buyer of the Aircraft Acceptance Certificate;
(viii)completed “Know Your Customer” documentation evidencing the ownership structure and percentages of Buyer, related organization structure of Buyer and Affiliates, and customary representations of Buyer to ensure Seller’s compliance with applicable Laws, including a compliance certification statement in the form appearing in Exhibit I;
(ix)confirmation from FAA Counsel that all documents necessary to appropriately record the sale, purchase and registration of the Aircraft with Buyer have been received, reviewed, and prepositioned with the FAA for filing; and
(x)consents from Buyer necessary to permit all relevant registrations on the International Registry to be made by FAA Counsel immediately following the delivery of the Bill of Sale by Seller to Buyer to reflect the interests of Buyer in and to each applicable Airframe and Engine.
6.2.Buyer’s Conditions Precedent to Purchase; Waiver. The obligation of Buyer to purchase each Aircraft on its Delivery Date is subject to satisfaction of the following express conditions precedent listed in this Section 6.2, on or prior to such Delivery Date with respect to each Aircraft to be delivered at such Delivery. The following conditions precedent are for the sole benefit of Buyer (collectively, the “Buyer Conditions Precedent”) and may only be waived, in whole or in part, and with or without conditions, by Buyer:
(a)the representations and warranties of Seller hereunder shall be true and accurate in all material respects as of the date of this Agreement and the Delivery Date with respect to each Aircraft (unless any such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate in all material respects as of such specified date);
(b)Buyer and its representatives shall have had the opportunity to conduct the inspections described in Section 4 of this Agreement;
(c)no change shall have occurred after the date of execution of this Agreement in any applicable Law that makes it a violation of Law for Buyer or Seller to execute, deliver, and perform its obligations under the Agreement;
(d)in respect of Seller, no action or proceeding shall have been instituted, nor shall any action be threatened in writing, before any Government Entity, nor shall any order, judgment,

or decree have been issued or proposed to be issued by any Government Entity, to set aside, restrain, enjoin, or prevent the completion and consummation of the transactions contemplated hereby or thereby;
(e)all appropriate action required to have been taken by Seller prior to the Delivery Date with respect to the Aircraft by the FAA, or any governmental or political agency, subdivision or instrumentality of the United States, in connection with the transactions contemplated by the Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions, and approvals of such entities required to be in effect on the Delivery Date with respect to each Aircraft applicable to such Delivery in connection with the transactions contemplated by this Agreement with respect to such Aircraft shall have been issued;
(f)there has not been any bankruptcy case or bankruptcy proceeding commenced by or against Seller;
(g)For each Aircraft, Seller shall have delivered, or cause to be delivered, to Buyer (or its designee) or, if applicable, to FAA Counsel, the following with respect to each Aircraft applicable to such Delivery:
(i)confirmation that each applicable Aircraft is at the Delivery Location;
(ii)duly executed counterpart signatures from Seller of this Agreement;
(iii)Seller will have provided Buyer with written evidence of appropriate action duly certifying that all of Seller’s representations and warranties given in the Transaction Documents are true and correct as of the Delivery Date (unless any such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate as of such specified date) and authorizing the performance by Seller of its obligations in respect of this Agreement and other Transaction Documents to which it is a party, together with an incumbency certificate as to the Person or Persons authorized to execute and deliver Transaction Documents (to which it is a party) on behalf of Seller in connection therewith;
(iv)an itemized commercial invoice in the amount of Commitment Fee, Delivery Date Payment, Purchase Price, and any adjustments to the Purchase Price pursuant to the terms of this Agreement and as agreed between the Parties;
(v)a title memo prepared by FAA Counsel based upon searches conducted at the FAA and on the International Registry showing that the applicable Aircraft shall be, at the time of Delivery, free and clear from any and all Liens;
(vi)correct and duly executed (by the Seller) originals (which may be signed via DocuSign) of the Bill of Sale;
(vii)confirmation from FAA Counsel that it has received correct and duly executed (by Seller) originals (which may be signed via DocuSign) of the FAA Bills of Sale and that the same have been reviewed by FAA Counsel and prepositioned with the FAA for filing;
(viii)consents from Seller necessary to permit all relevant International Interests to immediately be made on the International Registry following the delivery of the Bill of Sale by Seller to Buyer for such applicable Aircraft and Engines; and
(ix)confirmation from the Delivery Facility that it does not have a Lien over the Aircraft arising or relating to any period prior to Delivery.

7.Events of Default; Termination.
7.1.Default of Seller.
(a)With respect to one or more Aircraft, the occurrence of one or more of the following events shall constitute a default by Seller hereunder:
(i)Seller’s failure to consummate the Delivery of any Aircraft when required to do so in accordance with all applicable terms and conditions of this Agreement with respect to such Aircraft;
(ii)in respect of any Aircraft, any of the Buyer Conditions Precedent are not satisfied (or waived by Buyer in its sole and absolute discretion) by the Scheduled Delivery Date (or, if applicable, the Deferred Delivery Date) with respect to any Aircraft, Airframe or Engine and such failure is not due to or arising from a breach by Buyer of its obligations under this Agreement, including its failure to satisfy any of the Seller Conditions Precedent; or
(iii)(A) any failure by Seller to observe or perform any of its other material obligations under this Agreement and such failure continues for [***] days after written notice thereof is delivered to Seller from Buyer (provided that if the same is not capable of being cured within such [***] day period, subject to Seller having commenced good faith efforts to cure the same, the material breach has thereafter not been cured within [***] days following receipt of Buyer’s written notice), or (B) the occurrence of a Seller Habitual Breach (each of which shall be deemed to be a material breach of this Agreement), a “Seller Habitual Breach” being defined as a default by Seller of the foregoing clauses (i) or (ii) more than [***] before Delivery of the final item of Equipment under this Agreement.
(b)If any such default under 7.1(a), clauses (i) or (ii), should occur, then Buyer shall be entitled, in each case at Buyer’s sole discretion so long as such default is then continuing, to elect one or more of the following in respect of such Aircraft subject to the default, exercisable by delivering written notice to Seller: (i) suspend performance under this Agreement with respect to such Aircraft, (ii) terminate this Agreement immediately with respect to such Aircraft, (iii) exercise any other rights and remedies available to Buyer at Law, subject to the limitations of liability set forth herein; provided, however, that Buyer shall not have any right of termination under this Section 7.1 if Buyer is in default under Section 7.2 and so long as such default remains uncured. Notwithstanding any suspension of performance or termination of this Agreement by Buyer under the foregoing provisions of this Section 7.1(b), Buyer shall nevertheless remain obligated to strictly comply with all remaining obligations under this Agreement with respect to any Aircraft remaining to be delivered.
7.2.Default of Buyer.
(a)With respect to one or more Aircraft, the occurrence of one or more of the following events shall constitute a default by Buyer hereunder.
(i)Buyer’s failure to timely pay the Commitment Fee in accordance with 3.1(a); or
(ii)Buyer’s failure to consummate the Delivery of any Aircraft when required to do so in accordance with all applicable terms and conditions of this Agreement with respect to the applicable Aircraft;
(iii)in respect of any Aircraft, any of the Seller Conditions Precedent are not satisfied (or waived by Seller in its sole and absolute discretion) by the Scheduled Delivery Date (or, if applicable, the Deferred Delivery Date) and provided that such failure is not due to or arising from a breach by Seller of its obligations under this Agreement, including its failure to satisfy any of the Buyer Conditions Precedent; or
(iv)(A) any failure by Buyer to observe or perform any of its other material obligations under this Agreement and such failure continues for [***] days after written notice thereof is delivered to Buyer from Seller (provided that if the same is not capable of being cured within such [***] day period, subject to Buyer having commenced good faith efforts to cure the same, the material breach has thereafter not been cured within [***] days following receipt of Seller’s written notice), or (B) the occurrence of a Buyer Habitual Breach (each of which shall be deemed to be a material breach of this Agreement), a “Buyer Habitual Breach” being defined as a default by Buyer of the foregoing clauses (i) through (iii) more than [***] before Delivery of the final item of Equipment under this Agreement.
(b)If any such default under 7.2(a), clauses (i) through (iii), should occur, then Seller shall be entitled, in each case at Seller’s sole discretion so long as such default is then continuing, to elect one or more of the following in respect of such Aircraft subject to the default, exercisable by delivering written notice to Buyer: (i) suspend performance under this Agreement with respect to such Aircraft, (ii) terminate this Agreement immediately with respect to such Aircraft, (iii) exercise any other rights and remedies available to Seller at Law, subject to the limitations of liability set forth herein; provided, however, that Seller shall not have any right of termination under this Section 7.2 if Seller is in default under Section 7.1 and so long as such default remains uncured. Notwithstanding any suspension of performance or termination of this Agreement by Seller under the foregoing provisions of this Section 7.2(b), Seller shall nevertheless remain obligated to strictly comply with all remaining obligations under this Agreement with respect to any Aircraft remaining to be delivered.
(c)In the event of a valid termination of this Agreement with respect to one or more Aircraft under this Section 7.2, the Commitment Fee applicable to each of the Aircraft (or, as applicable, item of Equipment) subject to such termination shall be deemed fully earned by Seller, not as a penalty, but as an element of liquidated damages for the loss of a bargain, without further obligation to account for or credit any amount of the same to Buyer.
7.3.Additional Grounds for Termination.
(a)In addition to any termination for default provided in the foregoing Sections 7.1 and 7.2, this Agreement may be terminated with respect to any Aircraft, Airframe or Engine at any time prior to the Final Delivery Date as follows:
(i)upon delivery of written notice from either Buyer or Seller following the occurrence of a Total Loss of such Aircraft, Airframe or Engine; or
(ii)at the written election of either Party, if the Final Delivery Date has occurred, but the Delivery with respect to such Aircraft has not yet occurred (provided that a Party shall not be entitled to exercise the termination rights under this clause if it is in default under Section 7.1 or Section 7.2, as the case may be);
(b)This Agreement may be terminated in its entirety at any time prior to the Final Delivery Date as follows:
(i)upon the occurrence of a material breach of this Agreement by either Party (at the written election of the non-breaching Party) pursuant to: (A) in respect of a termination by Buyer for a Seller default under Section 7.1(a)(iii) and, (B) in respect of a termination by Seller for a Buyer default under Section 7.2(a)(iv);
(ii)by Seller, at any time upon delivery of written notice to Buyer, if Seller determines or receives written notice from a Government Entity that Buyer is in violation of any Trade Laws (as such term is defined in the compliance certification statement in the form appearing in Exhibit I); or
(iii)if at any time there is a change in any applicable Law that makes completion of the transactions contemplated hereby illegal or otherwise restrained, enjoined, or prohibited, or if completion of the transactions contemplated hereby would violate any executive action, final order, decree, or judgment of any court or Government Entity having competent jurisdiction binding upon (x) Seller which renders, or which will render, it unlawful for Seller to perform any of its obligations or to exercise any of its rights under the Agreement (a “Seller Illegality Event”) or (y) Buyer which renders, or which will render, it unlawful for Buyer to perform any of its obligations or to exercise any of its rights under the Agreement (a “Buyer Illegality Event”) (together with Seller Illegality Event, an “Illegality Event”), Seller and Buyer shall, for a period of ninety (90) days from the date Seller or Buyer becomes aware that an Illegality Event will arise or has arisen, or such shorter period ending on the Business Day prior to the date on which such Illegality Event takes place, negotiate in good faith and take all commercially reasonable steps which are available to mitigate the effects of such Illegality Event, with a view to restructuring the transaction in a manner such that the selling of any Aircraft to Buyer may continue on the same commercial terms as under this Agreement, including, without limitation, by way of amendment, novation or restatement, each at their own respective cost. If Seller and Buyer are unable to restructure the Agreement so as to permit the Agreement and the transactions herein contemplated to continue in full force and effect, either Seller or Buyer may by notice in writing to the other terminate the Agreement with respect to any Aircraft, such termination to take effect on the date provided in the notice.
7.4.Effect of Termination. Notwithstanding anything to the contrary in this Agreement, (a) the Surviving Provisions shall survive the termination of this Agreement, and (b) the termination of this Agreement will not relieve any Party from (i) any liability for any default by such Party under Section 7 occurring prior to termination, or (ii) fraud; provided however, that nothing in this Section 7.4 will limit Section 11.14 of this Agreement. Notwithstanding anything to the contrary in this Agreement, each right of termination hereunder shall only be with respect to Aircraft for which a Delivery has not yet occurred.
8.Representations and Warranties of Seller and Buyer.
8.1.Seller Representations and Warranties. Seller represents and warrants to Buyer that the following statements are as of the date hereof and at each Delivery true and accurate:
(a)it is duly organized and validly existing under the Laws of its jurisdiction of formation and has the power and authority to carry on its business as presently conducted and to perform its obligations under the Transaction Documents to which it is a Party;
(b)each of the Transaction Documents to which it is a Party has been (or will be, when executed) duly authorized, entered into and delivered by it and constitutes the legal, valid and binding obligation of it enforceable against it in accordance with its terms (subject to bankruptcy, insolvency, reorganization or similar Laws of general application affecting the enforcement of creditors’ rights generally);
(c)neither the execution and delivery of the Transaction Documents to which it is a Party, nor the consummation of the transactions contemplated thereby nor compliance by it with any of the terms and provisions thereof will contravene any Law applicable to it or result in any breach of, or constitute a default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, partnership agreement, or other agreement or instrument to which it is a Party or by which it or its properties or assets are bound or affected;
(d)neither the execution, delivery or performance by it of the Transaction Documents to which it is a Party, nor the consummation by it of any of the transactions contemplated thereby, will require the consent or approval of, the giving of notice to, or the taking of any other action in respect of, the shareholders, or the trustee or holder of any indebtedness of it, except such as have been or will be obtained or effected, each of which approvals, consents and waivers shall be in full force and effect on the Delivery Date; and
(e)on each Delivery Date Seller will have good, marketable and full title in and to the relevant Aircraft, free and clear of any Liens over such Aircraft other than Liens that will be discharged prior to Delivery, and at Delivery Seller shall convey to Buyer full legal and beneficial title to the Aircraft free and clear of any Liens.
8.2.Buyer Representations, Warranties and Covenants. Buyer represents and warrants to Seller that the following statements are as of the date hereof and at each Delivery true and accurate:
(a)it is duly organized and validly existing under the Laws of its state of organization and has the power and authority to carry on its business as presently conducted and to perform its obligations under the Transaction Documents to which it is a Party;
(b)each of the Transaction Documents to which it is a Party has been (or will be, when executed) duly authorized, entered into and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms (subject to bankruptcy, insolvency, reorganization or similar Laws of general application affecting the enforcement of creditors’ rights generally);
(c)neither the execution and delivery of the Transaction Documents to which it is a Party, nor the consummation of the transactions contemplated thereby nor compliance by it with any of the terms and provisions thereof will contravene any Law applicable to it or result in any breach of, or constitute a default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter or by-laws, or other agreement or instrument to which it is a Party or by which its or its properties or assets are bound or affected;
(d)neither the execution, delivery or performance by it of the Transaction Documents to which it is a Party, nor the consummation by it of any of the transactions contemplated hereby or thereby, will require the consent or approval of, the giving of notice to, or the taking of any other action in respect of, the members, or the trustee or holder of any indebtedness of Buyer, except such as have been or will be obtained or effected, each of which approvals, consents and waivers shall be in full force and effect on the Delivery Date; and
(e)there are no suits, actions, arbitration proceedings or claims pending or, to the knowledge of Buyer, threatened against Buyer arising out of or in connection with the Transaction Documents before or by any Government Entity.
8.3.Disclaimers.
(a)EXCEPT AS EXPRESSLY SET FORTH IN THE BILL OF SALE WITH RESPECT TO AN AIRCRAFT, AND WITHOUT LIMITING ANY OF THE RIGHTS OR REMEDIES OF BUYER UNDER THIS AGREEMENT, EACH AIRCRAFT IS BEING SOLD ON ITS RESPECTIVE DELIVERY DATE TO BUYER IN “AS IS”, “WHERE IS” AND “WITH ALL FAULTS” CONDITION WITHOUT ANY REPRESENTATION, GUARANTEE OR WARRANTY OF THE SELLER, EXPRESS OR IMPLIED, OF ANY KIND, ARISING BY LAW OR OTHERWISE AS TO THE CONDITION THEREOF; AND
(b)WITHOUT LIMITING THE GENERALITY OF SECTION 8.3(a), BUYER UNCONDITIONALLY AGREES THAT EACH AIRCRAFT, AND EACH PART THEREOF ARE TO BE SOLD AND PURCHASED IN AN “AS IS”, “WHERE IS” AND “WITH ALL FAULTS” CONDITION AS AT THE RELEVANT DELIVERY DATE APPLICABLE THERETO, AND NO TERM, CONDITION, WARRANTY, REPRESENTATION OR

COVENANT OF ANY KIND HAS BEEN ACCEPTED, MADE OR IS GIVEN BY SELLER, IN RESPECT OF THE AIRWORTHINESS, VALUE, QUALITY, DURABILITY, TITLE (EXCEPT AS EXPRESSLY PROVIDED IN THE APPLICABLE BILL OF SALE), CONDITION, DESIGN, OPERATION, DESCRIPTION, MERCHANTABILITY OR FITNESS FOR USE OR PURPOSE OF THE AIRCRAFT, ANY IN-SCOPE ENGINE OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT, INHERENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), AS TO THE ACCURACY, VALIDITY, TRACEABILITY, COMPLETENESS OR CONDITION OF THE AIRCRAFT RECORDS, OR AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, COPYRIGHT, DESIGN, OR OTHER PROPRIETARY RIGHTS; AND ALL CONDITIONS, WARRANTIES AND REPRESENTATIONS (OR OBLIGATION OR LIABILITY, IN CONTRACT OR IN TORT) IN RELATION TO ANY OF THOSE MATTERS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, ARE EXPRESSLY EXCLUDED.
(c)EXECUTION AND DELIVERY OF AN AIRCRAFT ACCEPTANCE CERTIFICATE BY BUYER TO SELLER SHALL BE CONCLUSIVE PROOF THAT THE AIRCRAFT AND EACH PART THEREOF DESCRIBED IN SUCH AIRCRAFT ACCEPTANCE CERTIFICATE ARE IN EVERY WAY SATISFACTORY TO BUYER AND HAVE BEEN ACCEPTED BY BUYER FOR ALL PURPOSES OF THIS AGREEMENT.
(d)DISCLAIMER OF APPLICATION OF C.I.S.G. THE PARTIES HEREBY EXPRESSLY DISCLAIM THE APPLICATION OF THE UNITED NATIONS CONVENTION ON THE INTERNATIONAL SALE OF GOODS TO THE EXTENT APPLICABLE TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
8.4.Waivers.
(a)BUYER AGREES THAT IT SHALL NOT BE ENTITLED TO RECEIVE AND HEREBY DISCLAIMS AND WAIVES ANY RIGHT THAT IT MAY OTHERWISE HAVE TO RECOVER OR SEEK TO RECOVER FROM SELLER PUNITIVE OR EXEMPLARY DAMAGES IN RESPECT OF ANY CLAIM MADE UNDER OR IN CONNECTION WITH THIS AGREEMENT.
(b)BUYER HEREBY AGREES THAT ITS ACCEPTANCE OF THE AIRCRAFT AT DELIVERY AND ITS EXECUTION AND DELIVERY OF THE AIRCRAFT ACCEPTANCE CERTIFICATE IN RESPECT OF EACH AIRCRAFT CONSTITUTE BUYER’S WAIVER OF ANY WARRANTY OF DESCRIPTION, EXPRESS OR IMPLIED, AND ANY CLAIMS BUYER MAY HAVE AGAINST SELLER OR ANY PARTY ACTING FOR OR ON BEHALF OF SELLER BASED UPON THE FAILURE OF THE AIRCRAFT TO CONFORM WITH SUCH DESCRIPTION.
(c)DELIVERY BY BUYER TO SELLER OF THE AIRCRAFT ACCEPTANCE CERTIFICATE IN RESPECT OF EACH AIRCRAFT WILL BE CONCLUSIVE PROOF AS BETWEEN SELLER, ON THE ONE HAND, AND BUYER, ON THE OTHER HAND, THAT BUYER’S TECHNICAL EXPERTS HAVE EXAMINED AND INVESTIGATED EACH AIRCRAFT (INCLUDING THE ENGINES) AND HAVE UNCONDITIONALLY AND IRREVOCABLY ACCEPTED SUCH AIRCRAFT.
9.Insurance.
9.1.For the period commencing on the Delivery Date of an item of Equipment and ending on the earlier of: (a) [***] following the Delivery Date of such item of Equipment; and (b) the date that such item of Equipment is permanently disassembled into pieces parts and, in respect of Engines, will not be reassembled as a whole engine (the “Insurance Period”), Buyer will carry or cause to be carried and maintained, comprehensive airline legal liability insurance, including but not limited to third party, passenger, baggage, cargo, mail and products liability insurance including without limitation, war risk and allied perils, in an amount of not less than [***]. Notwithstanding the foregoing, for any period of the Insurance Period that any such item of Equipment is in storage and not being operated, Buyer may maintain (or cause to be maintained) with respect to such item of Equipment and only for such period of the Insurance Period that the item of Equipment is in storage and not being operated, comprehensive aviation liability insurance (including, but not limited to, contractual liability and products liability) in an amount not less than [***].
9.2.All policies carried in accordance with Section 9.1 and any policies taken out in substitution or replacement for any such policies, (i) shall include the Seller Parties as additional insureds, (but without imposing on any such party liability to pay premiums with respect to such insurance), (ii) shall be maintained with insurers of recognized standing and normally participating in the leading international commercial aviation insurance markets (through reinsurance, if necessary) and reasonably acceptable to Seller, (iii) shall provide that if the insurers cancel such insurance for any reason, or if the same is allowed to lapse for non-payment of premium or if any material change is made in the insurance which adversely affects the interest of the Seller Parties, such lapse, cancellation or change shall not be effective as to the Seller Parties and each of them for thirty days (seven days in the case of war risk and allied perils coverage) after written notice by such insurers of such lapse, cancellation or change, provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable, (iv) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were separate policy covering each insured, (v) provide that the insurers will waive any right to any setoff, recoupment, subrogation or counterclaim or any other deduction, by attachment or otherwise, and (vi) be primary and without right of contribution from any insurance which may be carried by the Seller Parties and any of them.
9.3.On or before the Delivery Date for each Aircraft, Buyer shall provide to Seller a certificate of insurance and letter of undertaking evidencing the coverage required pursuant to this Section 9 and shall provide to Seller, as applicable, an updated certificate of insurance and letter of undertaking upon each renewal or replacement of the coverage required pursuant to this Section 9.
10.Taxes.
10.1.Diligence. Each Party is responsible for researching its own tax position in relation to the transactions contemplated by the Transaction Documents, at its own cost and for its sole benefit.
10.2.Tax Indemnity. Buyer shall, on an after-tax basis, pay, indemnify and hold the Seller and its Affiliates harmless from all sales, use, personal property, ad valorem, value added, stamp, or other taxes and fees, withholdings, imposts, levies, customs or other duties, charges, monetary transfer fees, or governmental withholdings, together with any penalties, fines, or interest thereon, imposed, levied, or assessed against or upon any of the Seller and its Affiliates or any of the assets being transferred hereby or any Lien or any interest therein by any Government Entity (any or all of the foregoing being referred to hereinafter as “Taxes”) as a result of the sale, Delivery, or transfer of title to each item of Equipment to the Buyer hereunder, other than (i) Taxes imposed on the overall income, profits or gains, gross receipts, capital gains or conduct of business of Seller in respect of the sale of the Aircraft to Buyer; (ii) Taxes to the extent imposed as result of Seller’s failure to comply with this Agreement or non-performance in relation to any applicable Laws governing Seller’s obligations under this Agreement; (iii) Taxes imposed, levied or assessed by any Government Entity to the extent arising out of or in connection with the ownership, import, export, possession, operation, use, maintenance, return, or storage of the Aircraft or any item of Equipment prior to the Delivery Date, except any Taxes arising out of or in connection with the sale and purchase of the items of Equipment hereunder, or (iv) Taxes to the extent arising as a result of the gross negligence or willful misconduct of a Seller or its Affiliates or resulting from any inaccuracy of any representation or warranty given by Seller in any Transaction Document.
10.3.Cooperation. The Parties shall reasonably cooperate to deliver to each other such certifications and other documents as may be reasonably requested in order to avail themselves of any applicable exemption from Taxes.
10.4.If any Taxes are levied on any of the Seller or Seller’s Affiliates which are payable by the Buyer pursuant to Section 10.2, or any of Seller or Seller’s Affiliates are required by Law or otherwise to pay any such Taxes, in the first instance, or as a result of the Buyer’s failure to comply with, or non-

performance in relation to, any applicable Laws or regulations governing the payment by the Buyer, the Buyer shall reimburse to the Seller and/or its Affiliates the full amount thereof within fifteen (15) Business Days after receipt from the Seller of any written request for such reimbursement, accompanied by original receipts or other sufficient evidence of payment of such Taxes.
10.5.If a claim is made against Seller or its Affiliates for Taxes with respect to which Buyer is liable for a payment or indemnity under this Agreement, Seller will promptly give Buyer notice in writing of such claim; provided, however, that Seller’s failure to give notice will not relieve Buyer of its obligations hereunder except to the extent (x) such failure precludes Buyer’s ability to contest the claim, or (y) of any increase in liability to Buyer. So long as (a) Buyer has provided Seller with an opinion of independent and reputable tax counsel that a reasonable basis exists for contesting such claim and adequate reserves have been made for such Taxes or, if required, an adequate bond has been posted, and (b) such contest does not impose any risk on Seller or its Affiliates of civil or criminal liability, then Seller and/or its Affiliates at Buyer’s written request will in good faith, with due diligence and at Buyer’s expense, contest (or permit Buyer to contest in the name of Buyer or Seller and/or its Affiliates through counsel reasonably acceptable to Seller) the validity, applicability or amount of such Taxes. Within fifteen (15) Business Days following receipt by Seller and/or its Affiliates of a refund of all or any part of any Taxes which Buyer has paid, Seller and/or its Affiliates will pay to Buyer the net amount of such Taxes refunded.
11.Miscellaneous.
11.1.Entire Agreement, Amendment, and Installment Contract. This Agreement (including all Exhibits) is the final and complete expression of the Parties’ agreement and understanding with respect to the subject matter contained herein and supersedes any other agreements, representations, warranties, covenants, communications, or understandings, whether oral or written (including e-mail and other electronic correspondence), that may have been made or entered into by or among any of the Parties or any of their respective Affiliates or agents relating in any way to the transactions contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed by or on behalf of each Party. The Parties acknowledge and agree that this Agreement is an installment contract, and accordingly (except in connection with a termination of this Agreement pursuant to Section 7.3(b)), the inability or failure of the Delivery of any Aircraft, Airframe, or Engine, will not relieve the obligation of the Seller to sell, and the Buyer to buy, the remaining Aircraft, Airframes, or Engines.
11.2.No Obligation of Financing. Buyer’s obligation to pay the Purchase Price and to accept Delivery of the Aircraft, Airframes, or Engines, is not subject to any condition of financing including any ability of the Buyer to obtain financing.
11.3.Non-Waiver. Any of the terms, covenants, or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party hereto waiving compliance. No course of dealing on the part of any Party hereto, or its respective officers, employees, agents, accountants, attorneys, investment bankers, consultants, or other authorized representatives, nor any failure by a Party hereto to exercise any of its rights under this Agreement shall operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by any Party hereto of any condition, or any breach of any term or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term or covenant. Except as otherwise provided in this Agreement, the rights of the Parties hereto under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.
11.4.Severability. In the event that any provision of this Agreement or the application thereof to any Party shall, to any extent, be invalid or unenforceable under any applicable Law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable and the remainder of this Agreement, and the application of any such invalid or unenforceable provision to the Parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of this Agreement.

11.5.Notices. Any notice, request or information required or permissible under this Agreement will be in writing and in the English language. Notices must be delivered in person or sent by fax or by expedited delivery addressed to the Parties as set forth below, with a copy sent by e-mail. In the case of a fax, notice will be deemed received on the date set forth on the confirmation of receipt produced by the sender’s fax machine immediately after the fax is sent. In the case of a notice sent by expedited delivery, notice will be deemed received on the date of delivery set forth in the records of the Person which accomplished the delivery. If any notice is sent by more than one of the above listed methods, notice will be deemed received on the earliest possible date in accordance with the above provisions.
(a)Seller:
Spirit Airlines, Inc.
2800 Executive Way
Miramar, Florida 33025 USA
Attention: Legal Department
Fax: [***]
Telephone: [***]
E mail: [***]
Spirit Airlines, Inc.
2800 Executive Way
Miramar, Florida 33025 USA
Attention: Treasury Department
Fax: [***]
Telephone: [***]
E mail: [***]
(b)Gryphon Trading Company, LLC
101 NE 3rd Ave.
Suite 610
Ft. Lauderdale, Florida 33301
Attention: Ben Rosenbaum
Telephone: [***]
E mail: [***]
Gryphon Trading Company, LLC
101 NE 3rd Ave.
Suite 610
Ft. Lauderdale, Florida 33301
Attention: Steven Patch
Telephone: [***]
E mail: [***]
11.6.Governing Law & Jurisdiction.
(a)This Agreement and all ancillary agreements and documents relating hereto (including without limitation any Aircraft Acceptance Certificate, FAA Bill of Sale and Bill of Sale hereunder), shall be governed by and construed in accordance with the Laws of the State of New York, including all matters of construction, validity, and performance, without reference to principles of conflicts of Law other than sections 5-1401 and 5-1402 of the New York general obligations Law.
(b)The Parties irrevocably agree that the state and federal courts located in the Borough of Manhattan, City, and State of New York shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement (including any non-contractual disputes or claims in connection herewith or therewith).

(c)Each party hereto waives objection to such courts on the grounds of inconvenient forum, venue or otherwise as regards proceedings in connection with this Agreement and other documents related hereto and agrees that (subject to permitted appeals) a judgment or order of such a court in connection with this Agreement or the other documents related hereto is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.
11.7.Waiver of Jury Trial. Each Party, to the extent permitted by Law, knowingly, voluntarily, and intentionally waives its right to a trial by jury in any action or other legal proceeding for matters, contractual, tortious, or otherwise, arising out of or relating to this Agreement and the transactions contemplated hereby.
11.8.Further Assurances. Each Party hereto will promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by any Party to whom such first Party is obligated, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Agreement.
11.9.Counterparts. This Agreement may be executed in any number of original, electronic or pdf counterparts and by any Party hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.
11.10.Transaction Costs. Each Party shall bear its own costs and expenses (including attorney’s fees) in relation to the negotiation and documentation of, and consummation of the transactions contemplated by this Agreement, and any other ancillary documents or agreement and the transactions contemplated hereby and thereby. In respect of the sale of each Aircraft, Seller and Buyer will share equally in the costs of FAA Counsel in the filing and registration of the sale of the Aircraft on the FAA’s Civil Aviation Registry and on the International Registry, as applicable.
11.11.Assignment, Successors and Assigns. Neither Seller nor Buyer shall assign or transfer all or any of its rights and/or obligations under this Agreement without the prior written consent of the other Party, which may be withheld, conditioned, or delayed in such other Party’s sole and absolute discretion; provided that, no assignment will relieve the assigning Party of any of its rights or obligations; and provided further, however, that Buyer may assign its rights or obligations under this Agreement to any of its Affiliates. This Agreement shall bind and inure to the benefit of the Parties and any successors, assigns, and in each case permitted hereunder, to the original Parties to this Agreement.
11.12.Confidentiality. The terms and conditions set forth in this Agreement, the existence of this Agreement, and the terms and conditions of the Seller’s Maintenance Program are acknowledged by the Parties to be confidential. This Agreement and all non-public information obtained by either Party about the other in connection with this Agreement are confidential and are between Seller and Buyer only and will not be disclosed by a Party to third parties (other than to Seller’s and Buyer’s auditors, accountants or legal advisors, consultants and each of their respective employees, but in all cases only on a “need to know” basis and subject to the recipient’s acknowledgment of the disclosure limitations set forth herein; in connection with Buyer’s financing of the Aircraft; as required for enforcement by either Party of its rights and remedies with respect to this Agreement or as required by applicable Law or order of court or administrative agency or any other governmental authority having jurisdiction over the transactions governed by this Agreement) without the prior written consent of the other Party and which disclosure will be made subject to the restrictions contained herein. If any disclosure will result in this Agreement or any other document or information exchanged in connection with this Agreement becoming publicly available, Seller and Buyer will cooperate with one another to obtain confidential treatment as to the commercial terms and other material provisions of the same.
11.13.Third-party Beneficiaries. This Agreement is not intended to and shall not provide any Person not a Party hereto with any rights, of any nature whatsoever, against any of the Parties hereto, and no Person or entity not a Party hereto shall have any right, power, privilege, benefit, or interest arising out of this Agreement.

11.14.Limitation of Liability. Notwithstanding anything to the contrary in this Agreement, no Party shall be liable to the other Party under this Agreement for any exemplary, special, punitive, indirect, remote, speculative, incidental, or consequential damages of any kind (including, but not limited to, lost profits, loss of sales, loss of revenue or loss of opportunity), in each case whether in tort (including negligence or gross negligence), strict liability, by contract, statute or otherwise, even if a Party has been advised of the possibility of such damages.
11.15.Force Majeure. Seller shall not be liable for any failure of or delay in the Delivery of the Aircraft at the Delivery Location, or in any other obligation hereunder for the period that such failure or delay is due to acts of God or the public enemy; war, insurrection or riots; fires, governmental actions; strikes or labor disputes; pandemic, epidemic, or quarantine mandate; inability to obtain materials, accessories, or parts from the vendors; or any other cause beyond a Seller’s reasonable control. Upon the occurrence of any such event, the time required for performance by the Seller of its obligations arising under this Agreement shall be extended by a period equal to the duration of such event. In the event that such extension continues for more than one hundred and eighty (180) days (and in any event, not past the Final Delivery Date), then either Party may terminate this Agreement in respect of the purchase and sale of the Aircraft subject to such delay.
11.16.Engine Lease & Parts Flexibility. Buyer agrees to make available for lease to Seller, on a non-exclusive basis and for a mutually agreed lease term, Engines at the rate of [***] per day plus use fees of [***] per Flight Hour and the Cycle Rate per Cycle of operation, without minimums, to support Spirit’s continuing operational needs. Leases will be pursuant to documentation and terms otherwise agreed between the Parties and as are otherwise customary for airlines comparable to Seller. Further, Spirit and Buyer will work together to permit Spirit to borrow parts at preferred rates and terms, as and when requested, to help in Spirit’s operational needs.
11.17.Seller’s Maintenance Program. Subject at all times to Section 11.12, upon Delivery, Seller shall provide to Buyer under a limited use license the Seller’s Maintenance Program solely in order for Buyer to preserve and store the Equipment at the Delivery Location at no cost to Buyer. Buyer’s use of Seller’s Maintenance Program shall be reserved only for the foregoing limited use and the sharing or dissemination of the Seller’s Maintenance Program with any third parties other than Buyer’s vendors and agents who are engaged to perform such preservation and storage services is prohibited. Buyer shall instruct the vendors and agents with whom it has shared the Seller’s Maintenance Program to perform the preservation and storage services to adhere to the confidentiality provision contained herein. Buyer may not use, duplicate or disseminate Seller’s Maintenance Program for any other purpose and Seller’s use license shall expire upon departure (or dismantling) of the last Aircraft from the Delivery Location.
11.18.Publicity.
(a)Neither Party will issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party, except that either Party may make any public disclosure it believes in good faith is required by applicable Law. Notwithstanding the foregoing, if either Party, or a third party, makes a public disclosure related to this Agreement that is false or damaging to a Party, the aggrieved Party will have the right to make a public response reasonably necessary to correct any misstatement, inaccuracies or material omissions in the initial and wrongful affirmative disclosure without prior approval of the other Party. Neither Party will be required to obtain consent pursuant to this section for any proposed release or announcement that is consistent with information that has previously been made public without breach of its obligations under this clause.
(b)Neither Party will, without the other Party’s prior written consent in each instance (x) use in advertising, publicity or marketing communications of any kind the name or other trademarks of the other Party or any of its Affiliates, or any employee of either, or (y) represent, directly or indirectly, that any product or service provided by a Party has been approved or endorsed by the other Party or any of its Affiliates.
11.19.Relationship of the Parties. Nothing contained in this Agreement shall be deemed to create an association, partnership, joint venture, or relationship of principal and agent or master and servant between the Parties, or to grant either Party the right or authority to assume, create or incur any liability or obligation of any kind, express or implied, against, in the name of, or on behalf of, the other Party.
11.20.Brokers and other Third Parties. Each Party represents and warrants to the other that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind in connection with this Agreement or the transactions contemplated hereby, to any Person. Each Party agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to reasonable attorneys’ fees and costs) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon this Agreement or the Transaction Documents or the Aircraft.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have entered into this Agreement as of the day and year first above written.
SELLER:
SPIRIT AIRLINES, INC.

By:    /s/ Simon Gore
Name:    Simon Gore
Title:    Vice President and Treasurer

BUYER:
GRYPHON TRADING COMPANY, LLC

By:    /s/ Ben Rosenbaum
Name:    Ben Rosenbaum
Title:    Chief Investment Officer

Signature Page